Exhibit 23.1
                                                                    ------------


            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2004 Employee Stock Purchase Plan of GTECH Holdings Corporation, for the registration of 650,000 shares of its common stock, of our report dated March 29, 2004, except for Note 25, as to which the date is May 5, 2004, with respect to the consolidated financial statements and schedule of GTECH Holdings Corporation included in its Annual Report (Form 10-K) for the year ended February 28, 2004 filed with the Securities and Exchange Commission.





                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
December 1, 2004